Exhibit 99.1

Safety Shot Announces Partnership with Digital Growth Platform VENDO

As Masters in the E-Commerce Space VENDO is Anticipated to Significantly Help to Grow the Safety Shot Brand Online.

JUPITER, Fla., August 28, 2024 /Globe Newswire/ — Safety Shot, Inc. (Nasdaq: SHOT) (“Safety Shot” or “the Company”), a wellness company behind the world’s first alcohol detoxifier that reduces blood alcohol content by supporting its metabolism in as little as 30 minutes, today announced a partnership with fully-customizable multi-purpose eCommerce platform VENDO.

Identifying themselves as Amazon experts and Walmart marketplace wizards, VENDO is a platform company that works directly with brands to drive strategic and sustainable growth across the digital ecommerce ecosystem. The company works with Amazon, Walmart.com, TikTok Shop, and all Media Buying channels.

“Partnering with a well-recognized platform in the e-commerce space is an exciting endeavor for the company. These guys are considered the best team in the business and will help Safety Shot grow its brand significantly. With how tremendous online shopping is, this is our newest strategic move in getting products into as many hands as possible,” commented Safety Shot President Jordan Schur.

E-commerce is one of the fastest growing industries worldwide, backed up by some seriously impressive numbers. Forbes reported that global e-commerce was worth 6.3 trillion dollars in 2023, which has grown to 6.9 trillion dollars in 2024. 1

From creating beautiful, cohesive content and product display pages, to driving strategy and operations, VENDO ensures your brand’s success is maximized across all Marketplaces online and off. The company’s deep-rooted relationships in retail allow it to help create e-commerce strategy for brands.

“The Best Team in the Biz is fired up to help Safety Shot bring its suite of amazing and innovative products to the masses online for a seamless shopping experience that helps customers purchase wherever they are comfortable checking out so that we can get it in as many hands as possible,” stated VENDO CEO Darren Saul.

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Safety Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Safety Shot is available for purchase online at DrinkSafetyShot.com and Amazon. The Company is introducing business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars throughout 2024.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding Safety Shot’s ability to develop and commercialize a product that lowers blood alcohol content, the timing, progress and results of non-clinical studies and clinical trials, including our product development plans and strategies, Safety Shot’s future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on Safety Shot’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, our ability to comply with applicable U.S. and foreign laws, rules, and regulations, product liability claims, our ability to develop and market Safety Shot and the risks and uncertainties that are described more fully in the section titled “Risk Factors” in Safety Shot’s Form 10-Q for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission on August 15, 2024, and its other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and Safety Shot undertakes no duty to update such information except as required under applicable law.

Media and Investor Contact:

Autumn Communications

Jess Weinberger

Phone: 201-213-3239

Email: shot@autumncommunications.com

Investor Relations

Medon Michaelides

Phone: 561-244-7100

Email: investors@drinksafetyshot.com

[1]	https://www.champ.aero/champ-blog/e-commerce-is-a-6.9-trillion-dollar-industry-is-your-business-ready-and-compliant#:~:text=E%2Dcommerce%20is%20one%20of,6.9%20trillion%20dollars%20in%202024.